EXHIBIT (99.1)

EASTMAN KODAK COMPANY

Media Contact:
Christopher Veronda, Kodak, +1 585-724-2622, christopher.veronda@kodak.com

Kodak Receives Continued Listing Standards Notice
from the New York Stock Exchange

ROCHESTER, N.Y., Jan. 3 -- Eastman Kodak Company (NYSE:EK) today announced that the Company has received a continued listing standards notice from the New York Stock Exchange (the “NYSE”) because the average closing price of the Company’s common stock was less than $1.00 per share over a period of 30 consecutive trading days.

The Company’s common stock continues to trade on the NYSE.  Under NYSE rules, the Company has six months following receipt of the notification to regain compliance with the minimum share price requirement.  The Company can regain compliance at any time during the six-month cure period if the Company’s common stock has a closing share price of at least $1.00 on the last trading day of any calendar month during the period and also has an average closing share price of at least $1.00 over the 30 trading-day period ending on the last trading day of that month or on the last day of the cure period.

The Company’s Securities and Exchange Commission reporting requirements and debt obligations are not affected by the receipt of the NYSE notification.

CAUTIONARY STATEMENT PURSUANT TO SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Certain statements in this document may be forward-looking in nature, or "forward-looking statements" as defined in the United States Private Securities Litigation Reform Act of 1995. For example, references to the Company's expectations regarding the following are forward-looking statements: the future trading price of the Company’s common shares; and compliance with or the Company’s ability to cure deficiencies under the NYSE listing standards.

Future events or results may differ from those anticipated or expressed in these forward-looking statements. Important factors that could cause actual events or results to differ materially from these forward-looking statements include, among others, the following risks, uncertainties, assumptions and factors as described in more detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011, and September 30, 2011, under the headings "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Cautionary Statement Pursuant to Safe Harbor Provisions of the Private Litigation Reform Act of 1995" and in other filings the Company makes with the SEC from time to time:

▪	Whether we can generate or raise cash and maintain a cash balance sufficient to fund our continued investments, capital needs, restructuring payments and service our debt;
▪	Whether we can raise sufficient proceeds from the sale of non-core assets and the potential sale of our digital imaging patent portfolios within our plan;
▪
Whether we are successful in licensing and enforcing our intellectual property rights on which our business depends, or if third parties assert that we violate their intellectual property rights which could adversely affect our revenue, earnings, expenses and liquidity;

▪	The competitive pressures we face which could adversely affect our revenue, gross margins and market share;
▪
Whether our commercialization and manufacturing processes fail to prevent product reliability and quality issues which could adversely affect our financial results, harm our reputation and delay product launch plans;

▪	Whether we are successful with the strategic investment decisions we have made which could adversely affect our financial performance;
▪	Whether we effectively anticipate technology trends and develop and market new products to respond to changing customer preferences which could adversely affect our revenue, earnings and cash flow;
▪	Continued weakness or worsening of economic conditions which could continue to adversely affect our financial performance and our liquidity;
▪	Whether we are successful in attracting, retaining and motivating key employees which could adversely affect our revenue and earnings;
▪
Whether our future pension and postretirement plan costs and required contribution levels are impacted by changes in actuarial assumptions, future market performance of plan assets or obligations imposed by legislation or pension authorities which could adversely affect our financial position, results of operations and cash flow;

▪
Due to the nature of products we sell and our worldwide distribution, we are subject to changes in currency exchange rates, interest rates and commodity costs which could adversely affect our results of operations and financial position;

▪
Whether we are able to provide competitive financing arrangements to our customers or if we extend credit to customers whose creditworthiness deteriorates which could adversely affect our revenue, profitability and financial position;

▪
Our failure to implement plans to reduce our cost structure in anticipation of declining demand for certain products or delays in implementing such plans which could adversely affect our consolidated results of operations, financial position and liquidity;

▪	We have outsourced a significant portion of our overall worldwide manufacturing, logistics and back office operations and face the risks associated with reliance on third party suppliers.

The Company cautions readers to carefully consider such factors. Many of these factors are beyond the Company’s control. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if its expectations change.  In addition, these forward-looking statements represent the Company’s expectations only as of the date they are made, and should not be relied upon as representing the Company’s expectations as of any subsequent date.

Notwithstanding the opportunity for a six-month grace period to return to compliance with NYSE continued listing requirements, given the liquidity challenges confronting the Company and the recent market experience with our listed securities, there can be no assurance that the Company will return to compliance with the NYSE listing standards. Moreover, no assurance can be given that future actions by the Company or the marketplace will not give rise to alternative bases for potential delisting from the NYSE.

Any forward-looking statements in this document should be evaluated in light of the factors and uncertainties referenced above and should not be unduly relied upon.

#